UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IKONICS CORPORATION
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Exhibit 99

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

News Contact:	Glenn Sandgren	For Immediate Release
	Chief Executive Officer	October 28, 2021
(218) 628-2217

IKONICS ANNOUNCES THIRD QUARTER 2021 RESULTS

DULUTH, MN - IKONICS Corporation (Nasdaq: IKNX), a Duluth-based imaging technology company (“IKONICS” or the “Company”), announced its third quarter 2021 earnings. The Company posted record third quarter revenue in 2021 with sales of $4,743,000 compared to $3,135,000 for the same period in 2020, an increase of 51%. IKONICS realized a third quarter loss of $851,000 or $0.43 per diluted share, versus the third quarter 2020 loss of $274,000, or $0.14 per diluted share. For each of the nine months ending September 30, 2021 and 2020, the net loss was $0.96 per diluted share.

Both the 2021 third quarter and year-to-date earnings have been unfavorably impacted by the pending business combination with TeraWulf, Inc. (“TeraWulf”) and related expenses incurred to date. On a non-GAAP basis for the three and nine month periods ended September 30, 2021 IKONICS realized earnings of $206,000 and $27,000, or $0.10 and $0.01 per diluted share, respectfully, adding back professional service and stock based compensation expenses specifically related to the pending transaction.

IKONICS CEO, Glenn Sandgren reports, “We are pleased with our overall performance. The IKONICS team has done a remarkable job maximizing productivity at every level given the prevailing constraints. Our plan to increase shareholder value is progressing rapidly. We remain excited by the continued improvement of our results further demonstrating the inherent value of our legacy business, and most importantly, the prospects of the pending business combination with TeraWulf – whose team is striving to generate environmentally sustainable bitcoin at an industrial scale in the United States using over 90% zero-carbon energy.”

Key Highlights:

-	Non-GAAP third quarter 2021 earnings were $206,000 on record third quarter revenue of $4,743,000.
-	Industry-wide supply chain challenges remain and are impacting revenue. Issues have lessoned but are expected to continue at least through the end of 2021.
-	Core businesses continue to experience robust demand, producing a strong order backlog.
-	Pending business combination with TeraWulf is expected to close in the fourth quarter of this year.

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

IKONICS Corporation
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended September 30, 2021 and 2020

	Three Months Ended		Nine Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20
Net sales	$4,743,452	$3,134,984	$12,068,208	$9,204,615

Cost of goods sold	3,161,362	2,261,205	8,060,482	6,792,709

Gross profit	1,582,090	873,779	4,007,726	2,411,906

Operating expenses	2,408,662	1,116,293	5,800,572	4,484,434

Loss from operations	(826,572)	(242,514)	(1,792,846)	(2,072,528)

Interest expense	(103)	(24,592)	(102,443)	(70,699)

Other Income	20	39	5,195	8,722

Loss before income taxes	(826,655)	(267,067)	(1,890,094)	(2,134,505)

Income tax expense (benefit)	25,081	6,929	5,557	(232,000)

Net loss	$(851,736)	$(273,996)	$(1,895,651)	$(1,902,505)

Loss per common share-basic and diluted	$(0.43)	$(0.14)	$(0.96)	$(0.96)

Average diluted shares outstanding	1,981,138	1,976,354	1,978,638	1,976,354

CONDENSED BALANCE SHEETS
As of September 30, 2021 and Decmeber 31, 2020

	9/30/2021	12/31/2020
Assets	(unaudited)
Current assets	$5,214,388	$7,803,453
Property, plant, and equipment, net	6,933,139	7,388,363
Intangible assets, net	232,679	243,583
	$12,380,206	$15,435,399
Liabilities and Stockholders' Equity
Current liabilities	$2,198,303	$3,596,053
Long-term debt	—	—
Stockholders' equity	10,181,903	11,839,346
	$12,380,206	$15,435,399

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
For the Nine Months Ended September 30, 2021 and 2020

	9/30/2021	9/30/2020
Net cash provided by (used in) operating activities	$565,468	$(630,117)
Net cash (used in) provided by investing activities	(18,878)	2,060,405
Net cash (used in) provided by financing activities	(2,739,588)	1,106,946

Net (decrease) increase in cash	(2,192,998)	2,537,234
Cash at beginning of period	3,693,845	963,649

Cash at end of period	$1,500,847	$3,500,883

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

RECONCILIATION OF GAAP LOSS TO NON-GAAP EARNINGS

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). We have provided non-GAAP earnings in this press release to assist investors in comparing our performance on a year-over-year basis and because management believes it is a useful metric in evaluating ongoing performance of our company. Non-GAAP adjusted income reflects the add back of costs specifically related to the 2021 pending TeraWulf transaction expected to occur later this year. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financials measures below.

	Three Months Ended		Nine Months Ended
	9/30/21	9/30/20	9/30/21	9/30/20
Net loss	$(851,736)	$(273,996)	$(1,895,651)	$(1,902,505)

Add: Transaction related professional service expenses	985,000	—	1,718,000	—

Add: Stock compensation expense	73,000	3,000	205,000	10,000

Non-GAAP adjusted income (loss)	$206,264	$(270,996)	$27,349	$(1,892,505)

Non-GAAP adjusted income (loss) per common share-basic and diluted	$0.10	$(0.14)	$0.01	$(0.96)

Average diluted shares outstanding	1,981,138	1,976,354	1,978,638	1,976,354

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed business combination between the Company and TeraWulf Inc. (“TeraWulf”) as more fully described in the current report on Form 8-K filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on June 25, 2021, as amended on August 11, 2021, the Company filed a combined preliminary proxy statement and registration statement on Form S-4 with the SEC on July 30, 2021, as amended on August 2, 2021, August 11, 2021, September 20, 2021, and October 12, 2021. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at http://www.sec.gov and http:/www.ikonics.com/investor-relations. Shareholders should read carefully the proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they will contain important information.

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2020, its definitive proxy statement for the annual meeting held on April 29, 2021, and the revised definitive proxy statement for the same meeting, which were filed with the SEC on March 3, 2021, March 23, 2021, and April 6, 2021, respectively. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These materials are (or, when filed, will be) available free of charge at http://www.Ikonics.com/investor-relations.

4832 Grand Avenue Duluth, MN 55807 USA Phone: (218) 628-2217 Fax: (218) 628-3245 Email: info@ikonics.com Website: www.ikonics.com

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the mergers, including the risks that (a) the mergers may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) other conditions to the consummation of the mergers under the merger agreement may not be satisfied, (d) all or part of TeraWulf’s contemplated financing may not become available, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent a party from specifically enforcing another party’s obligations under the merger agreement or recovering damages for any breach; (2) approval of the combined company’s application to list its shares on The Nasdaq Stock Market LLC, (3) the effects that any termination of the merger agreement may have on a party or its business, including the risks that (a) the price of the Company’s common stock may decline significantly if the mergers are not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay TeraWulf a termination fee of $1.2 million, or (c) the circumstances of the termination, may have a chilling effect on alternatives to the mergers; (4) the effects that the announcement or pendency of the mergers may have on the Company and its business, including the risks that as a result (a) the business, operating results or stock price of the Company’s common stock may suffer, (b) its current plans and operations may be disrupted, (c) the ability of the Company to retain or recruit key employees may be adversely affected, (d) its business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) management and employee attention may be diverted from other important matters; (5) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (6) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the transactions and instituted against the Company and others; (7) the risk that the transaction may involve unexpected costs, liabilities or delays; (8) other economic, business, competitive, legal, regulatory, and/or tax factors; (9) the possibility that less than all or none of the Company’s historical business will be sold prior to the expiration of the CVRs; and (10) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither TeraWulf nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.